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                                                                  Exhibit 5



                          STROOCK & STROOCK & LAVAN LLP
                       2029 Century Park East, Suite 1800
                          Los Angeles, California 90067





June 21, 2000

Venture Catalyst Incorporated
3420 Ocean Park Boulevard, Suite 3020
Santa Monica, California  90405

Ladies and Gentlemen:

We have acted as counsel to Venture Catalyst Incorporated, a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-37450) (the "Registration Statement") relating to the proposed public offering of an aggregate of 450,460 shares (the "Shares") of its Common Stock, par value $0.001 per share.

We have examined copies of (i) the Company's Articles of Incorporation and Bylaws, each as amended to the date hereof, (ii) records of action taken by the Board of Directors of the Company, (iii) a copy of the Registration Statement and (iv) the other agreements and documents included as exhibits to the Registration Statement. We also have examined original or reproduced or certified copies of all such other records of the Company, certificates of public officials, certificates of officers and representatives of the Company, and such other documents, papers, statutes and authorities, and have made such examinations of law, as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others, and upon the representations and warranties of the Company set forth in the Registration Statement.
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Venture Catalyst Incorporated
June 21, 2000
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Attorneys involved in the preparation of this opinion are admitted to practice law in the State of California, and we do not purport to express any opinion herein concerning, any law, rule or regulation other than the laws, rules and regulations of the State of California. With regard to the matters set forth herein arising under the laws, rules and regulations of the State of Utah, we have relied solely on the opinion of Fabian & Clendenin, local counsel of the Company. Assumptions and qualifications set forth in such opinion are incorporated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares were legally issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit hereby that we come within
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

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Venture Catalyst Incorporated
June 21, 2000
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This opinion is solely for the benefit of the Company and may not be relied upon in any manner by any other person or entity.

Very truly yours,

/s/Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP